UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2012

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07            SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 5, 2012, Scientific Games Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the meeting, the Company’s stockholders: (1) elected all of the Company’s nominees for director; and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2012.  The voting results are as follows:

Proposal 1:           Election of Directors

	For	Withheld	Broker Non-Votes
A. Lorne Weil	71,732,413	9,521,298	4,550,448
Michael R. Chambrello	77,526,070	3,727,641	4,550,448
Peter A. Cohen	52,141,048	29,112,663	4,550,448
Gerald J. Ford	70,058,653	11,195,058	4,550,448
David L. Kennedy	73,848,963	7,404,748	4,550,448
Paul M. Meister	79,889,789	1,363,922	4,550,448
Ronald O. Perelman	79,769,698	1,484,013	4,550,448
Michael J. Regan	79,541,510	1,712,201	4,550,448
Barry F. Schwartz	51,929,511	29,324,200	4,550,448
Frances F. Townsend	79,082,351	2,171,360	4,550,448
Eric M. Turner	80,117,222	1,136,489	4,550,448

Proposal 2:           Ratification of Appointment of Deloitte & Touche LLP

For	Against	Abstain
81,602,851	4,147,825	53,483

In addition, stockholders representing a majority of the shares entitled to vote represented at the meeting granted the proxies named on the proxy card authority to vote upon any other matter that may have properly come before the meeting or any adjournment thereof. No other matter came before the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Grier C. Raclin
Name:	Grier C. Raclin
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: June 5, 2012